SCHEDULE A

                                      FUNDS


                                                                 ANNUAL RATE OF
                                                                 AVERAGE DAILY
NAME OF FUND                                                     NET ASSETS                  EFFECTIVE DATE

First Trust Dow Jones Select MicroCap Index(SM) Fund                  0.50%                  September 24, 2005

First Trust Value Line(R) Arithmetic Index Fund                      [0.50%]

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund            0.30%                  March 15, 2006

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                  0.40%                  April 25, 2006

First Trust NASDAQ-100-Technology Sector Index(SM) Fund               0.40%                  April 25, 2006

First Trust Ibbotson Core U.S. Equity Allocation Index               [0.50%]
Fund

First Trust IPOX-100 Index Fund                                       0.40%                  April 13, 2006

First Trust AMEX(R) Biotechnology Index Fund                          0.40%                  June 23, 2006

First Trust DB Strategic Value Index Fund                             0.50%                  July 11, 2006

First Trust Dow Jones Internet Index(SM) Fund                         0.40%                  June 23, 2006

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund            0.40%                  February 14, 2007

First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index          0.40%                  February 14, 2007
Fund
First Trust Value Line(R) Equity Allocation Index Fund
                                                                      0.50%                  October 13, 2006

First Trust Value Line(R) Dividend Fund                               0.50%                  October 13, 2006

First Trust S&P REIT Index Fund                                       0.30%                  May 4, 2007

First Trust ISE-Revere Natural Gas Index Fund                         0.40%                  May 7, 2007

First Trust ISE Water Index Fund                                      0.40%                  May 7, 2007

First Trust ISE Chindia Index Fund                                    0.40%                  May 7, 2007

First Trust Value Line(R) 100 Exchange-Traded Fund                    0.50%                  March 21, 2007